UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2010

SINO CEMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53382	26-221001

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1984 Isaac Newton Square West, Suite 202, Reston, VA		20190

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(703) 888-6922

Ocean Energy, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 15, 2010, Ocean Energy, Inc. (the "Company", "we", "our") effected a 1 old for 1.3089005 new forward stock split of the Company's common stock. As a result, our authorized capital increased from 75,000,000 to 98,167,538 shares of common stock and our issued and outstanding increased from 12,200,000 shares of common stock to 15,968,617 shares of common stock, all with a par value of $0.001.

Also effective September 15, 2010, we changed our name from "Ocean Energy, Inc." to "Sino Cement, Inc.", by way of a merger with our wholly owned subsidiary Sino Cement, Inc., which was formed solely for the change of name.

Item 7.01	Regulation FD Disclosure

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 20, 2010. Our symbol will remain OCEE. Our new CUSIP number is 82936Y 102.

Item 9.01	Financial Statements and Exhibits

	3.01	Articles of Merger
	3.02	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO CEMENT, INC.

/S/ Valentyna Stupenko

Valentyna Stupenko
President and Director

Date:	September 21, 2010